Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints, Daniel T. Mongan, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner, to the extent applicable, of stock of Diligent Board Member Services, Inc. (the “Company”), Forms 3, 4, and 5, and amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder, Schedules 13D and 13G, and amendments thereto, required to be filed pursuant to Section 13(d) of the Exchange Act and the rules thereunder, and any other forms, reports or schedules the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, any such amendment thereto, any such Schedule 13D or 13G, any such amendment thereto, or any other form, report or schedule, and timely file such form, report or schedule with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Section 13 of the Exchange Act.

This power of attorney shall remain in full force and effect until the later of when (i) the undersigned is no longer required to file Forms 3, 4, and 5, and amendments thereto, with respect to the undersigned’s holdings of and transactions in securities issued by the Company or (ii) the undersigned is no longer required to file Schedules 13D and 13G, and amendments thereto, with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless this power of attorney is earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed effective as of the 12th day of February, 2016.

SPRING STREET PARTNERS, L.P.

By:    WEST BROADWAY ADVISORS, L.L.C.,

           its general partner

By /s/ David Liptak

David Liptak, Manager

WEST BROADWAY ADVISORS, L.L.C.

By /s/ David Liptak

David Liptak, Manager

DAVID LIPTAK, Individually

By /s/ David Liptak

David Liptak, Manager